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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: February 4, 2003

LOTUS PACIFIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-24999	52-1947160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
18200 Von Karman Avenue, Suite 730, Irvine, CA		92612
(Address of Principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (949) 475-1880

Item 5.  Other Events.

  Certain Changes in Management of Subsidiary

        On February 4, 2003, Li Dongsheng, Jian Liu and Zuoquan Lin, members of the Board of Directors of Lotus Pacific, Inc. ("Lotus"), and Yimin Foo, Lotus' Chief Financial Officer, were added as members of the Board of Directors of Correlant Communications, Inc., a Delaware corporation and a subsidiary of Lotus ("Correlant"). On February 6, 2003, Correlant's Board of Directors appointed Li Dongsheng,Vincent Yan, Yimin Foo and Steve Davis, Lotus' Controller, as officers of Correlant. There were no other changes in the management of Correlant.

        Forward Looking Statements.    The statements in this Form 8-K Current Report concerning current management's expectations are "forward looking statements" within the meaning of Section 27A of the Securities and Exchange Act of 1993, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that involve risks and uncertainties. Any statements contained herein (including, without limitation, statements to the effect that the Company or management "estimates," "expects," "intends," "continues," "may," or "will" or statements concerning "potential" or variations thereof or comparable terminology or the negative thereof), that are not statements of historical fact should be construed as forward looking statements. These forward-looking statements are based on our management's current views and assumptions.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOTUS PACIFIC, INC. (Company)
Date: February 13, 2003	By:	/s/ VINCENT YAN Vincent Yan Vincent Yan President and CEO

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SIGNATURES